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                                                                   Exhibit 10.34

                                INDUSTRIAL LEASE


     THIS LEASE is made as of October 15, 2000 by and between MiniMed Inc., a Delaware corporation, hereafter called "Landlord," and AlleCure, a Deleware corporation, hereinafter called "Tenant."

                        ARTICLE I. BASIC LEASE PROVISIONS

     Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.   Premises: The Premises are more particularly described in Section 2.1.

     Address of Building: 12744 San Fernando Road, Sylmar, CA 91342

2.   Use of Premises: General office; laboratories

3.   Estimated Commencement Date:  November 1, 2000

4. Lease Term: Eight (8) months commencing on the Commencement Date and ending on June 30, 2001 (Expiration Date). Unless either party shall deliver written notice at least thirty (30) days prior to the Expiration Date, the lease shall continue thereafter on a month-to-month basis subject to the terms and conditions of this Lease. This Lease may be terminated by either party on or after the Expiration Date upon thirty days' prior written notice.

5.   Basic Rent:  $3,982.00 per month, based on $1.10 per rentable square foot.

6.   Floor Area of Premises:  Approximately 3,620 rentable square feet.

7.   Security Deposit:  $3,982.00

9.   Broker(s): None

10.  Address for Payments and Notices:

           LANDLORD                                TENANT

            18000 Devonshire Street                    9340 DeSoto Avenue
            Northridge, CA  91325                      Chatsworth, CA 91311

11.  Tenant's Liability Insurance Requirement: $ 1,000,000.00


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12.  Vehicle Parking Spaces: 10-May be adjusted by Landlord to accommodate other tenants requirements.

                              ARTICLE II. PREMISES

     SECTION 2.1 LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the "Premises".) The Premises consist of all the rentable square footage of and are located within the interior of, the building identified in Item 1 of the Basic Lease Provisions (which together with the underlying real property, is called the "Building"). Tenant understands that the floor area set forth in Item 6 of the Basic Lease Provisions may include, at Landlord's option, a factor approximating the total square footage of any common lobby or internal common features of the Building times the ratio of the actual square footage of the Premises to the total square footage of the Building.

     SECTION 2.2 ACCEPTANCE OF PREMISES. Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or occupants or uses may be permitted or intended in the Building, or (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 2 of the Basic Lease Provisions. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises. The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects.

     SECTION 2.3 BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building, in its sole discretion, without liability or Notice to Tenant.

     SECTION 2.4 LANDLORD'S RESPONSIBILITIES. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that the Premises shall be in good and clean operating condition and repair as of the Commencement Date, and that the plumbing, electrical and mechanical systems serving the Building, including, without limitation, the HVAC systems, shall be in good operating condition as of the Commencement Date.

                                ARTICLE III. TERM


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     SECTION 3.1 GENERAL. The Term shall be for the period shown in Item 4 of the Basic Lease Provisions. Subject to the provisions of Section 3.2 below, the Term shall commence on the date Tenant takes possession (which shall be confirmed in writing by Tenant) ("Commencement Date") and end on June 30, 2001 ("Expiration Date"). Following the Expiration Date, Tenant may continue to occupy and lease the Premises on a month-to-month basis on or after the Expiration Date subject to the terms and conditions of this Lease. Either party may terminate this Lease upon thirty (30) days' written notice to the other party.

                     ARTICLE IV. RENT AND OPERATING EXPENSES

     SECTION 4.1 BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 5 of the Basic Lease Provisions. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of thirty days' Basic Rent at the initial rate specified in Item 5 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

     SECTION 4.2 OPERATING EXPENSES.

          (a) Landlord shall be solely responsible for "Operating Expenses", as defined below, incurred by Landlord in the operation of the Building. Tenant shall not be responsible for any portion of the Operating Expenses.

          (b) The term "Operating Expenses" shall mean and include all expenses of operation and maintenance of the Building together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; permit and inspection fees; heat; light; power; janitorial services; security services; air conditioning; and Property Taxes. The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and
(ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and any improvements, fixtures and equipment and other property of Landlord located in the Building.

     SECTION 4.3 SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 7 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Upon any Default by Tenant, the Security Deposit shall be deemed to be automatically and immediately applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the Default, as a setoff for full or partial compensation for that


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Default. If any portion of the Security Deposit is applied after a Default by
Tenant, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. The Security Deposit shall be returned to Tenant within sixty (60) days after the expiration of the Term, provided that Landlord may, in its reasonable discretion, retain all or a portion of the Security Deposit to the extent and until such time as all amounts due from Tenant in accordance with this Lease have been determined and paid in full, with any balance of the Security Deposit being returned to Tenant within sixty (60) days after the expiration of the Term.


                                 ARTICLE V. USES


     SECTION 5.1 USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant, at its expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits, if any, required for the proper and lawful conduct of Tenant's business in the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights of other occupants of the Building, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, and/or their contents (unless Tenant agrees to pay for such increases), and shall comply with all applicable insurance underwriters rules. Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises.

     SECTION 5.2 SIGNS. Tenant shall have the no right to install any signs on the exterior of the Building.

                        SECTION 5.3 HAZARDOUS MATERIALS.

          (a) For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous materials" as defined in Section 25501(n) of the California Health and Safety Code, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory,


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and (iii) any substance or matter which is in excess of permitted levels set forth in any federal, California or local law or regulation pertaining to any hazardous or toxic substance, material or waste.

          (b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole discretion, place such commercially reasonable conditions as Landlord deems appropriate with respect to any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

          (c) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release


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and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

          (d) If the presence of any Hazardous Materials on, under, from or about the Premises caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (d) injury to or any contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, specifically including without limitation the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and any other real or personal property owned by Landlord, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease. If Landlord at any time discovers that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises, the Building or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of


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Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this subsection (d) shall expressly survive the expiration or sooner termination of this Lease.

          (f) The rights, obligations and duties of the parties contained in this Section 5.3 shall supersede any contrary provisions contained in this Lease.

                       ARTICLE VI. COMMON AREAS; SERVICES

     SECTION 6.1 UTILITIES AND SERVICES. Landlord shall provide, at its cost and expense, water, gas, electricity, sewer, heat, light, power, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services reasonably necessary for Tenant to utilize the Premises hereunder. Landlord shall not be responsible for telephone service. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord, provided that Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

     SECTION 6.2 OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building . The term "Common Areas" shall mean all areas within the exterior boundaries of the Building which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

     SECTION 6.3 USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Areas in the manner Landlord may determine to be appropriate. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of


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prescriptive rights, or for any other reason deemed reasonably sufficient by
Landlord, without liability to Tenant.

     SECTION 6.4 PARKING. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 12 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles, vans or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no overnight parking of any vehicles of any kind unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other occupants of the Building or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for 24-hour periods, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

     SECTION 6.5 CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Areas, and may add areas to the Building from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of


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reasonable access to or use of the Premises. Notwithstanding anything to the contrary in this Section 6.5, Landlord shall not make any modifications to or use of the Common Areas if such modifications or use would unreasonably interfere with Tenant's business operations on the Premises or materially increase the obligations or materially decrease the rights of Tenant under the Lease. Landlord shall use its reasonable diligence to minimize any disruption to Tenant's business operations in connection with any such modifications to the Common Areas.

                      ARTICLE VII. MAINTAINING THE PREMISES

     SECTION 7.1 TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date excepting ordinary wear and tear, including without limitation all glass, windows, doors, door closures, hardware, fixtures and fire extinguisher equipment. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's reasonable requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. If Tenant fails to properly maintain and/or repair the Premises as herein provided following Landlord's notice and the expiration of the applicable cure period, then Landlord may elect to make any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all reasonable costs incurred within ten (10) days following submission of an invoice.

     SECTION 7.2 LANDLORD'S MAINTENANCE AND REPAIR. Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serve the Premises and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the structural, electrical, plumbing and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Except as expressly provided in Section 7.6 of this Lease, Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need


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for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted.

     SECTION 7.3 ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord.

     SECTION 7.4 ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon at least twenty-four (24) hours' written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers, lessors or encumbrance holders, all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises. Landlord and its licensees and agents shall have the right to enter the premises at any time in carrying out the terms of this Lease and fulfilling the obligations and exercising the rights of Landlord hereunder.

            ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

     Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises.

                      ARTICLE IX. ASSIGNMENT AND SUBLETTING

     SECTION 9.1 RIGHTS OF PARTIES.

          (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent may be withheld in the sole and absolute discretion of Landlord. No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting shall constitute a material Default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section


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9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

                       ARTICLE X. INSURANCE AND INDEMNITY

     SECTION 10.1 TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit B. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

     SECTION 10.2 JOINT INDEMNITY.

          (a) Tenant's Indemnity. To the fullest extent permitted by law, Tenant shall defend (with attorneys reasonably acceptable to Landlord), indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising from Tenant's use or occupancy of the Premises or the Building, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises or the Building, or from any Default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees; provided Tenant shall have no obligation to indemnify, save or hold harmless Landlord for any claims, liabilities, costs or expenses to the extent the same is caused by the negligence or willful misconduct on the part of Landlord, or its authorized agents, contractors or employees, or for which Tenant is otherwise indemnified hereunder. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant's, its agents, employees, contractors, licensees or invitees use and occupancy of the Premises or the Building, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant's part to be performed under this Lease, or from any act of negligence of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord, defend Landlord and protect and hold Landlord harmless and pay all costs expenses and attorneys' fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord. Upon Landlord's request, Tenant shall at Tenant's sole cost and expense, retain a separate attorney selected by Landlord to represent Landlord in any such suit if Landlord determines that the representation of both Tenant and Landlord by the same attorney would cause a conflict of interest; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the negligence or willful misconduct of Landlord, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant. The provisions of this SubSection 10.3(a) shall expressly survive the expiration or sooner termination of this Lease.

          (b) Landlord's Indemnity. To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.4, 10.5 and 14.8 of this Lease), Landlord shall defend (with attorneys reasonably acceptable to Tenant), indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including, without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising from the maintenance or repair of the Common Areas, the Project and/or the Building by Landlord or its employees, authorized agents or contractors; provided that Landlord shall have no obligation to indemnify, save or hold harmless Tenant for any claims, liabilities, costs or expenses to the extent the same is caused by the negligence or willful misconduct on the part of Tenant, or its agents, employees, licensees or invitees, or for which Landlord is otherwise indemnified hereunder. In cases of alleged negligence asserted by third parties against Tenant which arise out of, are occasioned by, or in any way attributable to the maintenance or repair of the Common Areas, or the Building by Landlord or its contractors, authorized agents or employees, Landlord shall accept any tender defense for Tenant and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Tenant, defend Tenant and protect and hold Tenant harmless and pay all cost, expense and attorneys' fees incurred in connection with such litigation, provided that Landlord shall not be liable for any such injury or damage, and Tenant shall reimburse Landlord for the reasonable attorney's fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant. Upon Tenant's request, Landlord shall at Landlord's sole cost and expense, retain a separate attorney selected by Tenant to represent Tenant in any such suit if Tenant determines that the representation of both Tenant and Landlord by the same attorney would cause conflict of interest; provided, however, that to the extent and the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Tenant) to be attributable to the negligence or willful misconduct of Tenant, Tenant shall reimburse Landlord for the reasonable legal fees and costs of the separate attorney retained by Landlord. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.

     SECTION 10.4 LANDLORD'S NONLIABILITY. Except as expressly provided by the indemnity obligations contained in Section 10.3(b) of this Lease, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, for loss of or damage to any property, or any injury to any person, or any other loss, cost, damage, injury or liability whatsoever resulting from fire, explosion, failing plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Building or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the provisions of Section 10.3(b) of this Lease, Landlord shall in no event be liable to Tenant, its employees, agents, and invitees, and Tenant hereby waives all claims against Landlord, for loss or interruption of Tenant's business or income (including, without limitation, any consequential damages and lost profit or opportunity costs), or any other loss, cost, damage, injury or liability resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts of omissions (criminal or otherwise) of any third parties, including without limitation, any other tenants within the Building or their agents, employees, contractors, guests or invitees. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Except as expressly provided in this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business (including without limitation consequential damages and lost profit or opportunity costs) arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the premises, nor shall any related activity by Landlord constitute an actual or constructive eviction, provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building and of defects in any improvements or equipment.

     SECTION 10.5 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under Article X; provided however, that the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any "all-risk" property insurance policies required by this Article, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees. All of the parties' repair and maintenance and indemnity obligations under this Lease shall be subject to the waiver of subrogation contained in this Section 10.5. The parties hereto shall cause each property insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby.

                        ARTICLE XI. DAMAGE OR DESTRUCTION

     SECTION 11.1 RESTORATION.

          (a) If the Building of which the Premises are a part is damaged, Landlord shall repair that damage as soon as reasonably practicable, at its expense, unless: (i) Landlord reasonably determines that the cost of repair is greater than Fifty Thousand Dollars ($50,000.00) and is not covered by Landlord's coverages, plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for tenant's share); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within thirty (30) days after the date of the damage; or (iii) a Default by Tenant has occurred at the time of such damage, should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within fifteen (15) days after the damage occurs and this Lease shall terminate as of the date of that notice.

          (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that so long as Tenant is not in Default under this Lease, if the damage is so extensive that Landlord reasonably determines that the Premises cannot, with reasonable diligence, be repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, earthquake faults, and other similar dangers) so as to allow Tenant's substantial use and enjoyment of the Premises, or are not in fact repaired by Landlord, within two fifteen (15) days after the date of damage, then Tenant may elect to terminate this Lease by written notice to Landlord either within the fifteen (15) day period stated in subsection (a), or within fifteen (15) days following Landlord's failure to so repair the Premises within thirty (30) days after the date of damage.

          (c) Commencing on the date of any damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises, provided that Tenant is then carrying the business interruption insurance required in Exhibit B.

          (d) Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may reasonably require.

     SECTION 11.2 LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

                           ARTICLE XII. EMINENT DOMAIN

     SECTION 12.1 TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken, whether such taking is permanent or temporary, by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses or loss of good will recoverable from the taking authority.

     SECTION 12.2 TAKING OF PARKING AREA . In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord shall have no obligation to locate or provide substitute or additional parking. If the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

                ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

     SECTION 13.1 SUBORDINATION. At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in Default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in- interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

     SECTION 13.2 ESTOPPEL CERTIFICATE.

          (a) Tenant shall, at any time upon not less than fifteen (15) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building.

          (b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

                       ARTICLE XIV. DEFAULTS AND REMEDIES

     SECTION 14.1 TENANT'S DEFAULTS. The occurrence of any one or more of the following events, following notice by Landlord and the expiration of the applicable cure period, if any, without cure by Tenant, shall constitute a default by Tenant (a "Default" as used in this Lease):

          (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended, provided such notice is served in the manner required under Code of Civil Procedure Section 1162. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

          (b) Assignment, sublease, encumbrance or other transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord.

          (c) The failure of Tenant to timely and fully provide any subordination agreement, or estoppel certificate in accordance with the requirements of Article XIII, where the failure continues for a period of ten
(10) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended, provided such notice is served in the manner required under Code of Civil Procedure Section 1162.

          (e) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended, provided such notice is served in the manner required under Code of Civil Procedure Section 1162.

          (d) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

     SECTION 14.2 LANDLORD'S REMEDIES.

          (a) In the event of any Default by Tenant, or in the event of the abandonment of the Premises by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

               (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from
Tenant:

                    (1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

                    (2) The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                    (3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                    (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's Default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair and, reasonable attorneys' fees, and any other reasonable costs; and

                    (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to Default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises.

          (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

          (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     SECTION 14.3 LATE PAYMENTS. Any rent due under this Lease that is not received by Landlord within five (5) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in a sum equal to the greater of five percent (5%) of the amount overdue or Two Hundred Fifty Dollars ($250.00) for each delinquent payment. The foregoing late charge shall not be charged, however, in connection with the initial payment of rent not paid by Tenant within five (5) days after the date due. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

     SECTION 14.4 RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off except as specifically set forth in this Lease. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a Default by Tenant in the payment of rent.

     SECTION 14.5 DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. Except as expressly provided in this Lease, no delay or omission of Tenant to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Landlord.

     SECTION 14.6 EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any Default by Tenant under this Lease including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

     SECTION 14.7 WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY

MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

     SECTION 14.8 SATISFACTION OF JUDGMENT. The obligations of Landlord and Tenant under this Lease do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or Tenant, or their respective constituent partners. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Building and no action for any deficiency may be sought or obtained by Tenant.

     SECTION 14.9 LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim or demand arising in tort or in contract against Landlord based upon or arising in connection with this Lease (except those arising in connection with Sections 10.3(b) of this Lease) shall be barred unless Tenant commences an action thereon within twelve (12) months after the date that the occurrence of the act, omission, event or default upon which the claim, demand or right arises is discovered by Tenant. Nothing contained in this Section 14.9, however, shall extend the operation of any applicable statute of limitations binding on Tenant.

                             ARTICLE XV. END OF TERM

     SECTION 15.1 SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty, Hazardous Materials (except to the extent Tenant is responsible therefor as provided in Section 5.3 of this Lease) and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. Upon the expiration of the Term, if requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.


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                        ARTICLE XVI. PAYMENTS AND NOTICES

     All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 10 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within twenty (20) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in
Item 10 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered three (3) business days after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

                      ARTICLE XVII. RULES AND REGULATIONS

     Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit D, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant's agents, employees, contractors, guests or invitees. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations following notice from Landlord and the expiration of the applicable cure period, shall constitute a Default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling. Notwithstanding anything to the contrary in this Article XVII, Tenant shall not be required to comply with any rule or regulation unless the same applies non-discriminatorily to all occupants of the Project.

                      ARTICLE XVIII. BROKER'S COMMISSION

     Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold


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


Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

     In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that the transferee assumes in writing all of such obligations and any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                           ARTICLE XX. INTERPRETATION

     SECTION 20.1 GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

     SECTION 20.2 HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

     SECTION 20.3 JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

     SECTION 20.4 SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.


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


     SECTION 20.5 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

     SECTION 20.6 CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

     SECTION 20.7 SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 20.8 WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

     SECTION 20.9 INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent.

     SECTION 20.10 ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

     SECTION 20.11 QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.



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


     SECTION 20.12 SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

                      ARTICLE XXI. EXECUTION AND RECORDING

     SECTION 21.1 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     SECTION 21.2 CORPORATE AND PARTNERSHIP AUTHORITY. If a corporation or partnership is executing this Lease, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

     SECTION 21.3 EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

     SECTION 21.4 RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord.

     SECTION 21.5 AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

     SECTION 21.6 EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

     SECTION 21.7 ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.


                           ARTICLE XXII. MISCELLANEOUS


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


     SECTION 22.1 NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, and as required for any security filings, financings or sales, reorganizations or consolidations of Tenant's business.

     SECTION 22.3 APPROVALS. Subject to Landlord's rights to consent or approve in its "discretion" or "sole discretion" as provided in this Lease, whenever the Lease requires an approval, consent, designation, determination, discretion or judgment by either Landlord or Tenant, such approval, consent, designation, determination, discretion or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonable or unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.


MiniMed Inc.                                         Allecure


By:  /s/ KEVIN SAYER                                By: /s/ STEPHEN MCCORMACK
    ----------------------                              ------------------------
    Kevin Sayer                                         Stephen McCormack

Its:  Senior V.P. Finance, CFO                       Its: President & CEO